House of Taylor Jewelry, Inc. Moves to NASDAQ Capital Market

Company to begin trading March 1, 2006 under new symbol HOTJ

LOS ANGELES – (BUSINESS WIRE) – February 28, 2006 - House of Taylor Jewelry, Inc. (OTCBB:HJWL), an international multi-brand jewelry marketing company whose principal shareholders include Elizabeth Taylor and Kathy Ireland, has received notification from NASDAQ that the company’s stock has been accepted for listing on the Capital Market effective March 1, 2006. The company will trade under the symbol HOTJ.

“The timing was perfect,” stated CEO Jack Abramov, “Dame Elizabeth and Kathy Ireland were notified of this while celebrating Dame Elizabeth’s birthday together yesterday. The involvement of Dame Elizabeth and Kathy Ireland in product assortment, design direction and media support is a real asset to our company and unique in our industry.”

He continued, “We believe the NASDAQ listing will increase the visibility of the company, enhance the liquidity of our stock and benefit our shareholders.”

The company is developing an innovative branding strategy that spans the jewelry market spectrum from entry-level to couture. House of Taylor Jewelry  markets its products under the Kathy Ireland Jewelry®, House of Taylor®, and Elizabeth® Collection brands, through retailers ranging from chic Gearys Beverly Hills on Rodeo Drive to independent jewelers across the country.

“Consumer awareness of House of Taylor jewelry has reached international levels,” said Abramov. “We continue to focus on building a strong foundation and business capable of satisfying the tremendous response from retailers and consumers worldwide for our brand.”

“This is a very exciting moment in the development of House of Taylor Jewelry Inc. I am delighted. Something wonderful is about to happen,” this said Dame Elizabeth Taylor.

“Seeing the vision of Dame Elizabeth’s genius realized in this way is amazing. I am humbled to be allowed to work with her, learn from her and design for House of Taylor Jewelry Inc.,” said Kathy Ireland.

The company will be introducing new designs to the retail trade at three industry shows in late May and early June. The Couture International show is an invitation-only event for the top couture jewelry retailers worldwide and will be held May 30-June 2 at the Wynn Las Vegas. The JCK show is being held in Las Vegas at the Sands Expo and Venetian Hotel on June 3-7, and Signature Salons show will be held concurrently at the Wynn Las Vegas.

About House of Taylor Jewelry

House of Taylor Jewelry, Inc. is a Los Angeles-based international jewelry company whose principal shareholders include Dame Elizabeth Taylor, Kathy Ireland and members of the Abramov family. House of Taylor Jewelry serves fine jewelry retailers worldwide with diverse jewelry creations marketed under the prestigious House of Taylor® Jewelry brands. More information on the company can be found at http://www.hotj.com.

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Contact:

Chris Rosgen

Capital Market Relations

(949) 481-9739

The statements included in this press release concerning predictions of economic performance and management's plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include: the availability of funding for current and future operations; the acceptance of our branded products in the marketplace; and the characteristics and pricing of our branded products as compared to competing products as well as others discussed in House of Taylor Jewelry, Inc.'s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. House of Taylor Jewelry, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.